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                                                                    EXHIBIT 10.1


                        AMERICAN PHYSICIAN PARTNERS, INC.

                             1996 STOCK OPTION PLAN


                                   ARTICLE ONE
                                     GENERAL

         I.       PURPOSE OF THE PLAN

                  A. This 1996 Stock Option Plan (the "Plan") is intended to promote the interests of American Physician Partners, Inc., a Delaware corporation (the "Corporation"), by providing (i) employees (including officers) of the Corporation (or its parent or subsidiary corporations) who are responsible for the management, growth and financial success of the Corporation (or its parent or subsidiary corporations), (ii) the non-employee members of the board of directors of the Corporation (or its parent or subsidiary corporations) and (iii) consultants and other independent contractors who provide valuable services to the Corporation (or its parent or subsidiary corporations) with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in the service of the Corporation (or its parent or subsidiary corporations).

                  B. The Plan shall become effective upon its adoption by the Board.

         II.      DEFINITIONS

                  A. For purposes of the Plan, the following definitions shall be in effect:

                  ANNUAL STOCKHOLDERS MEETING: the annual meeting of the stockholders of the Corporation.

                  BOARD: the Corporation's Board of Directors.

                  CHANGE IN CONTROL: a change in ownership or control of the Corporation effected through either of the following transactions occurring after the Common Stock Registration Date:

                     a. the direct or indirect acquisition by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders; or




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                     b. a change in the composition of the Board over a period
           of thirty-six (36) consecutive months or less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (i) have been Board members continuously since the beginning of such period or (ii) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (i) who were still in office at the time such election or nomination was approved by the Board.

                  CODE: the Internal Revenue Code of 1986, as amended.

                  COMMON STOCK: shares of the Corporation's common stock, $.0001 par value per share.

                  COMMON STOCK REGISTRATION DATE: the date on which the Common Stock is first registered under Section 12(g) of the 1934 Act.

                  CORPORATE TRANSACTION: any of the following stockholder-approved transactions to which the Corporation is a party, whether occurring before or after the Common Stock Registration Date:

                     a. a merger or consolidation in which the Corporation is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Corporation is incorporated,

                     b. the sale, transfer or other disposition of all or substantially all of the assets of the Corporation in complete liquidation or dissolution of the Corporation, or

                     c. any reverse merger in which the Corporation is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such merger.

                  EFFECTIVE DATE: May 1, 1996, the date of adoption of the Plan by the Board.

                  ELIGIBLE DIRECTOR: a non-employee Board member eligible to participate in the Automatic Option Grant Program in accordance with the eligibility provisions of Section V of this Article One.

                  EMPLOYEE: an individual who performs services while in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer



                                       2.

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entity not only as to the work to be performed but also as to the manner and method of performance.

                  EXERCISE DATE: the date on which the Corporation shall have received written notice of the option exercise.

                  FAIR MARKET VALUE: the Fair Market Value per share of Common Stock determined in accordance with the following provisions:

                     a. If the Common Stock is not at the time listed or admitted to trading on any national securities exchange but is traded on the Nasdaq National Market, the Fair Market Value shall be the reported closing selling price per share of Common Stock on the date in question, as such price is reported by the Nasdaq National Association of Securities Dealers through the Nasdaq National Market or any successor system. If there is no reported closing selling price for the Common Stock on the date in question, then the reported closing selling price on the last preceding date for which such quotation exists shall be determinative of Fair Market Value.

                     b. If the Common Stock is at the time listed or admitted to trading on any national securities exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the securities exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no reported closing selling price for the Common Stock on such exchange on the date in question, then the Fair Market Value shall be the reported closing selling price on the exchange on the last preceding date for which such quotation exists.

                     c. If the Common Stock is on the date in question neither listed nor admitted to trading on any national securities exchange nor traded on the Nasdaq National Market, then the Fair Market Value of the Common Stock on such date shall be determined by the Plan Administrator after taking into account such factors as the Plan Administrator shall deem appropriate.

                  HOSTILE TAKE-OVER: the direct or indirect acquisition after the Common Stock Registration Date by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders which the Board does not recommend such stockholders to accept.



                                       3.

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                  INCENTIVE OPTION: a stock option which satisfies the
requirements of Code Section 422.

                  INVOLUNTARY TERMINATION: the termination of the Service of any individual which occurs by reason of:

                     a. such individual's involuntary dismissal or discharge by the Corporation for reasons other than Misconduct, or

                     b. such individual's voluntary resignation following (A) a change in his or her position with the Corporation (or any Parent or Subsidiary employing Optionee) which materially reduces his or her level of responsibility, (B) a reduction in his or her level of compensation (including base salary, fringe benefits and participation in any corporate-performance based bonus or incentive programs) by more than fifteen percent (15%) or (C) a relocation of such individual's place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected by the Corporation without the individual's consent.

                  MISCONDUCT: the commission of any act of fraud, embezzlement or dishonesty by the Optionee or Participant, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), a breach of the Confidentiality, Proprietary Information and Inventions Agreement executed by and between the Corporation and the Optionee or any other intentional misconduct by such person adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Corporation (or any Parent or Subsidiary) may consider as grounds for the dismissal or discharge of any Optionee, Participant or other person in the Service of the Corporation (or any Parent or Subsidiary).

                  1934 ACT: the Securities Exchange Act of 1934, as amended from time to time.

                  NON-STATUTORY OPTION: a stock option not intended to meet the requirements of Code Section 422.

                  OPTIONEE: any person to whom an option is granted under the Plan.

                  PARENT: any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each such corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.



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                  PERMANENT DISABILITY OR PERMANENTLY DISABLED: the inability of the Optionee to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more. However, solely for purposes of the Automatic Option Grant Program, Permanent Disability or Permanently Disabled shall mean the inability of the non-employee Board member to perform his or her usual duties as a Board member by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.

                  PLAN ADMINISTRATOR: the particular entity, whether the Primary Committee, the Board or the Secondary Committee, which is authorized to administer the Discretionary Option Grant Program with respect to one or more classes of eligible persons, to the extent such entity is carrying out its administrative functions under such program with respect to the persons under its jurisdiction.

                  PRIMARY COMMITTEE: the committee of two (2) or more non-employee Board members appointed by the Board to administer the Discretionary Option Grant Program with respect to Section 16 Insiders.

                  SECONDARY COMMITTEE: committee of one (1) or more Board members appointed by the Board to administer the Discretionary Option Grant Program with respect to eligible persons other than Section 16 Insiders.

                  SECTION 16 INSIDER: officer or director of the Corporation subject to the short-swing profit liabilities of Section 16 of the 1934 Act.

                  SERVICE: the performance of services on a periodic basis to the Corporation (or any Parent or Subsidiary) in the capacity of an Employee, a non-employee member of the board of directors or an independent consultant or advisor, except to the extent otherwise specifically provided in the applicable stock option agreement.

                  SUBSIDIARY: each corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each such corporation in the unbroken chain (other than the last corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                  TAKE-OVER PRICE: the greater of (a) the Fair Market Value per share of Common Stock on the date the particular option to purchase such stock is surrendered to the Corporation in connection with a Hostile Take-Over or (b) the highest reported price per share of Common Stock paid by the tender offeror in effecting such Hostile Take-Over. However, if the surrendered option is an Incentive Option, the Take-Over Price shall not exceed the clause (a) price per share.



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                  UNDERWRITING DATE: the date on which an underwriting agreement is executed and priced in connection with an initial public offering of the Common Stock.

         III.     STRUCTURE OF THE PLAN

                  A. Stock Programs. The Plan shall be divided into two (2) separate components: the Discretionary Option Grant Program specified in Article Two and the Automatic Option Grant Program specified in Article Three. Under the Discretionary Option Grant Program, eligible individuals may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock in accordance with the provisions of Article Two. Under the Automatic Option Grant Program, individuals serving as non-employee Board members shall be granted a Non-Statutory Option to purchase Common Stock.

                  B. General Provisions. Unless the context clearly indicates otherwise, the provisions of Articles One and Four shall apply to the Discretionary Option Grant Program and the Automatic Option Grant Program and shall accordingly govern the interests of all individuals under the Plan.

         IV.      ADMINISTRATION OF THE PLAN

                  A. Prior to the Common Stock Registration Date, the Discretionary Option Grant Program shall be administered by the Board. Beginning with the Common Stock Registration Date, the Primary Committee shall have sole and exclusive authority to administer the Discretionary Option Grant Program with respect to Section 16 Insiders.

                  B. Administration of the Discretionary Option Grant Program with respect to all other persons eligible to participate in those programs may, at the Board's discretion, be vested in the Primary Committee or a Secondary Committee, or the Board may retain the power to administer those programs with respect to all such persons. The members of the Secondary Committee may be Board members who are Employees eligible to receive discretionary option grants or direct stock issuances under the Plan or any other stock option, stock appreciation, stock bonus or other stock plan of the Corporation (or any Parent or Subsidiary).

                  C. Members of the Primary Committee or any Secondary Committee shall serve for such period of time as the Board may determine and may be removed by the Board at any time. The Board may also at any time terminate the functions of any Secondary Committee and reassume all powers and authority previously delegated to such committee.

                  D. Each Plan Administrator shall, within the scope of its administrative functions under the Plan, have full power and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for proper administration of the Discretionary Option Grant Program and to make such determinations under, and issue such interpretations of, the provisions of such program and any outstanding options thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator within the scope of its



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administrative functions under the Plan shall be final and binding on all parties who have an interest in the Discretionary Option Grant Program under its jurisdiction or any option thereunder.

                  E. Service on the Primary Committee or the Secondary Committee shall constitute service as a Board member, and members of each such committee shall accordingly be entitled to full indemnification and reimbursement as Board members for their service on such committee. No member of the Primary Committee or the Secondary Committee shall be liable for any act or omission made in good faith with respect to the Plan or any option grants under the Plan.

                  F. Administration of the Automatic Option Grant Program shall be self- executing in accordance with the terms of that program, and no Plan Administrator shall exercise any discretionary functions with respect to any option grants made under that program.

         V.       ELIGIBILITY

                  A. The persons eligible to participate in the Discretionary Option Grant Program under Article Two shall be limited to the following:

                     (i) Employees;

                    (ii) non-employee members of the Board or the non-employee members of the board of directors of any Parent or Subsidiary; and

                   (iii) consultants or other independent contractors who provide valuable services to the Corporation (or any Parent or Subsidiary).

                  B. The individuals who shall be eligible to participate in the Automatic Option Grant Program shall be limited to (i) those individuals serving as non-employee Board members on the Common Stock Registration Date who have not previously received a stock option grant from the Corporation, (ii) those individuals who first become non-employee Board members after the Common Stock Registration Date, whether through appointment by the Board or election by the Corporation's stockholders, and (iii) those individuals who continue to serve as non-employee Board members after one or more Annual Stockholders Meetings held after the Common Stock Registration Date. A non-employee Board member who has previously been in the employ of the Corporation (or any Parent or Subsidiary) shall not be eligible to receive an option grant under the Automatic Option Grant Program on the date of the Common Stock Registration Date or at the time he or she first becomes a non-employee Board member, but shall be eligible to receive periodic option grants under the Automatic Option Grant Program while he or she continues to serve as a non-employee Board member.

                  C. The Plan Administrator shall have full authority to determine, with respect to the option grants made under the Discretionary Option Grant Program, which eligible



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individuals are to receive option grants, the number of shares to be covered by each such grant, the status of the granted option as either an Incentive Option or a Non-Statutory Option, the time or times at which each granted option is to become exercisable, the maximum term for which the option may remain outstanding and the vesting schedule to be applicable to the option shares.

         VI.      STOCK SUBJECT TO THE PLAN

                  A. Shares of Common Stock shall be available for issuance under the Plan and shall be drawn from either the Corporation's authorized but unissued shares of Common Stock or from reacquired shares of Common Stock. The maximum number of shares of Common Stock which may be issued over the term of the Plan shall not exceed 3,000,000 shares, subject to adjustment from time to time in accordance with the provisions of this Section VI.

                  B. From and after the Common Stock Registration Date, no individual participating in the Plan shall be granted options and separately exercisable stock appreciation rights for more than 1,000,000 shares of Common Stock in the aggregate over the remaining term of the Plan. For purposes of such limitation, no options and stock appreciation rights made prior to such Common Stock Registration Date shall be taken into account.

                  C. Should one or more outstanding options under this Plan expire or terminate for any reason prior to exercise in full (including any option cancelled in accordance with the cancellation-regrant provisions of
Section IV of Article Two of the Plan), then the shares subject to the portion of each option not so exercised shall be available for subsequent issuance under the Plan. Shares subject to any option or portion thereof surrendered in accordance with Section V of Article Two shall be added back to the number of shares of Common Stock available for subsequent option grants under the Plan. In addition, should the exercise price of an outstanding option under the Plan be paid with shares of Common Stock, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the gross number of shares for which the option is exercised and not by the net number of shares of Common Stock actually issued to the holder of such option.

                  D. Should any change be made to the Common Stock issuable under the Plan by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, then appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the maximum number and/or class of securities for which any one individual participating in the Plan may be granted options and separately exercisable stock appreciation rights in the aggregate after the Common Stock Registration Date, (iii) the number and/or class of securities for which grants are subsequently to be made under the Automatic Option Grant Program and (iv) the number and/or class of securities and price per share in effect under each option outstanding under the Plan. Such adjustments to the outstanding options are to be effected in a manner which shall preclude the enlargement or dilution of rights and benefits under such options. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.



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                                   ARTICLE TWO
                       DISCRETIONARY OPTION GRANT PROGRAM

         I.       TERMS AND CONDITIONS OF OPTIONS

                  Options granted pursuant to the Discretionary Option Grant Program shall be authorized by action of the Plan Administrator and may, at the Plan Administrator's discretion, be either Incentive Options or Non-Statutory Options. Individuals who are not Employees of the Corporation or any Parent or Subsidiary may only be granted Non-Statutory Options. Each granted option shall be evidenced by one or more instruments in the form approved by the Plan Administrator; provided, however, that each such instrument shall comply with the terms and conditions specified below. Each instrument evidencing an Incentive Option shall, in addition, be subject to the applicable provisions of
Section II of this Article Two.

                  A. Exercise Price.

                     1. The exercise price per share shall be fixed by the Plan Administrator in accordance with the following provisions:

                           a. The exercise price per share of the Common Stock subject to an Incentive Option shall in no event be less than one hundred percent (100%) of the Fair Market Value of such Common Stock on the grant date.

                           b. The exercise price per share of the Common Stock subject to a Non-Statutory Option shall in no event be less than eighty-five percent (85%) of the Fair Market Value of such Common Stock on the grant date.

                     2. The exercise price shall become immediately due upon exercise of the option and, subject to the provisions of Section I of Article Four and the instrument evidencing the grant, shall be payable in cash or check made payable to the Corporation. Should the option be exercised after the Common Stock Registration Date, then the exercise price may also be paid in one of the alternative forms specified below:

                           a. in shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date; or

                           b. to the extent the option is exercised through a broker-dealer sale and remittance procedure pursuant to which the Optionee shall provide concurrent irrevocable written instructions (i) to a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased



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         shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation in connection with such purchase and (ii) to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction.

                     Except to the extent the sale and remittance procedure is utilized in connection with the exercise of the option for shares, payment of the exercise price for the purchased shares must accompany such notice.

                     B. Term and Exercise of Options. Each option granted under this Discretionary Option Grant Program shall be exercisable at such time or times and during such period as is determined by the Plan Administrator and set forth in the instrument evidencing the grant. No such option, however, shall have a maximum term in excess of ten (10) years measured from the grant date.

                     C. Termination of Service.

                        1. The following provisions shall govern the exercise period applicable to any outstanding options held by the Optionee at the time of cessation of Service.

                           a. Should an Optionee cease Service for any reason (including death or Permanent Disability) while holding one or more outstanding options under this Article Two, then none of those options shall (except to the extent otherwise provided pursuant to subparagraph 3 below) remain exercisable for more than a thirty-six (36)-month period (or such shorter period determined by the Plan Administrator and set forth in the instrument evidencing the grant) measured from the date of such cessation of Service.

                           b. Any option held by the Optionee under this Article Two and exercisable in whole or in part on the date of his or her death may be subsequently exercised by the personal representative of the Optionee's estate or by the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution. However, the right to exercise such option shall lapse upon the (i) the third anniversary of the date of the Optionee's death (or such shorter period determined by the Plan Administrator and set forth in the instrument evidencing the grant) or
         (ii) the specified expiration date of the option term. Accordingly, upon the occurrence of the earlier event, the option shall terminate and cease to remain outstanding.

                           c. Under no circumstances shall any such option be exercisable after the specified expiration date of the option term.



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                           d. During the applicable post-Service exercise
         period, the option may not be exercised in the aggregate for more than the number of shares (if any) in which the Optionee is vested at the time of his or her cessation of Service. Upon the expiration of the limited post-Service exercise period or (if earlier) upon the specified expiration date of the option term, each such option shall terminate and cease to remain outstanding with respect to any shares for which the option has not otherwise been exercised. However, each outstanding option shall immediately terminate and cease to remain outstanding, at the time of the Optionee's cessation of Service, with respect to any shares for which the option is not otherwise at that time exercisable.

                           e. Should (i) the Optionee's Service be terminated for Misconduct or (ii) the Optionee violate any covenant or agreement not to compete with the Corporation, any Parent, Subsidiary or professional medical entity affiliated with the Corporation, any Parent or Subsidiary, then in any such event all outstanding options held by the Optionee under this Article Two shall terminate immediately and cease to remain outstanding.

                        2. The Plan Administrator shall have complete discretion, exercisable either at the time the option is granted or at any time while the option remains outstanding, to permit one or more options held by the Optionee under this Article Two to be exercised, during the limited post-Service exercise period applicable under this paragraph C, not only with respect to the number of shares of Common Stock for which each such option is exercisable at the time of the Optionee's cessation of Service but also with respect to one or more subsequent installments of shares for which the option would otherwise have become exercisable had such cessation of Service not occurred.

                        3. The Plan Administrator shall also have full power and authority, exercisable either at the time the option is granted or at any time while the option remains outstanding, to extend the period of time for which the option is to remain exercisable following the Optionee's cessation of Service or death from the limited period in effect under subparagraph 1 above to such greater period of time as the Plan Administrator shall deem appropriate. In no event, however, shall such option be exercisable after the specified expiration date of the option term.

                     D. Stockholder Rights. An Optionee shall have no stockholder rights with respect to any shares covered by the option until such individual shall have exercised the option and paid the exercise price for the purchased shares.

                     E. First Refusal Rights. Until the Common Stock Registration Date, the Corporation shall have the right of first refusal with respect to any proposed sale or other disposition by the Optionee (or any successor in interest by reason of purchase, gift or other transfer) of any shares of Common Stock issued under the Plan. Such right of first refusal shall



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be exercisable in accordance with the terms and conditions established by the
Plan Administrator and set forth in the agreement evidencing such right.

                     F. Limited Transferability of Options. During the lifetime of the Optionee, Incentive Options shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or by the laws of descent and distribution following the Optionee's death. However, a Non-Statutory Option may, in connection with the Optionee's estate plan, be assigned in whole or in part during the Optionee's lifetime to one or more members of the Optionee's immediate family or to a trust established exclusively for one or more such family members. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.

         II.         INCENTIVE OPTIONS

                     The terms and conditions specified below shall be applicable to all Incentive Options granted under this Article Two. Incentive Options may only be granted to individuals who are Employees. Options which are specifically designated as Non-Statutory Options when issued under the Plan shall not be subject to such terms and conditions.

                     A. Dollar Limitation. The aggregate Fair Market Value (determined as of the respective date or dates of grant of options to purchase Common Stock) of the Common Stock for which one or more options granted to any Employee under this Plan (or any other option plan of the Corporation or any Parent or Subsidiary) may for the first time become exercisable as incentive stock options under the Federal tax laws during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as incentive stock options under the Federal tax laws shall be applied on the basis of the order in which such options are granted. Should the number of shares of Common Stock for which any Incentive Option first becomes exercisable in any calendar year exceed the applicable One Hundred Thousand Dollar ($100,000) limitation, then that option may nevertheless be exercised in such calendar year for the excess number of shares as a Non-Statutory Option under the Federal tax laws.

                     B. 10% Stockholder. If any individual to whom an Incentive Option is granted is the owner of stock (as determined under Section 424(d) of the Code) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation or any Parent or Subsidiary, then the exercise price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock on the grant date, and the option term shall not exceed five (5) years, measured from the grant date.



                                       12.

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                     Except as modified by the preceding provisions of this
Section II, the provisions of Articles One, Two and Four of the Plan shall apply to all Incentive Options granted hereunder.

         III.        CORPORATE TRANSACTION/CHANGE IN CONTROL

                     A. In the event of any Corporate Transaction, each option which is at the time outstanding under this Article Two shall automatically accelerate so that each such option shall, immediately prior to the specified effective date for the Corporate Transaction, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for all or any portion of such shares. However, an outstanding option under this Article Two shall NOT so accelerate if and to the extent: (i) such option is, in connection with the Corporate Transaction, either to be assumed by the successor corporation or parent thereof or to be replaced with a comparable option to purchase shares of the capital stock of the successor corporation or parent thereof, (ii) such option is to be replaced with a cash incentive program of the successor corporation which preserves the option spread existing at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to such option or (iii) the acceleration of such option is subject to other limitations imposed by the Plan Administrator at the time of the option grant. The determination of option comparability under clause (i) above shall be made by the Plan Administrator, and its determination shall be final, binding and conclusive.

                     B. Immediately following the consummation of the Corporate Transaction, all outstanding options under this Article Two shall terminate and cease to remain outstanding, except to the extent assumed by the successor corporation or its parent company.

                     C. Each outstanding option under this Article Two which is assumed in connection with the Corporate Transaction or is otherwise to continue in effect shall be appropriately adjusted, immediately after such Corporate Transaction, to apply and pertain to the number and class of securities which would have been issued to the option holder, in consummation of such Corporate Transaction, had such person exercised the option immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to the exercise price payable per share, provided the aggregate exercise price payable for such securities shall remain the same. In addition, the class and number of securities available for issuance under the Plan on both an aggregate and per individual basis following the consummation of the Corporate Transaction shall be appropriately adjusted.

                     D. The Plan Administrator shall have the discretion, exercisable either at the time the option is granted or at any time while the option remains outstanding, to provide (upon such terms as it may deem appropriate) for the automatic acceleration of one or more outstanding options under this Article Two which are assumed or replaced in the Corporate Transaction and do not otherwise accelerate at that time, in the event the Optionee's Service should subsequently terminate by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following such Corporate Transaction. Each option



                                       13.

so accelerated shall remain exercisable for shares until the earlier of (i) the expiration of the option term of (ii) the expiration of the one (1)-year period measured from the effective date of the Involuntary Termination.

                     E. The Plan Administrator shall have the discretionary authority, exercisable either in advance of any actually anticipated Change in Control or at the time of an actual Change in Control, to provide for the automatic acceleration of one or more outstanding options under this Article Two upon the occurrence of the Change in Control. The Plan Administrator shall also have full power and authority to condition any such option acceleration upon the subsequent termination of the Optionee's Service within a specified period following the Change in Control.

                     F. Any options accelerated in connection with the Change in Control shall remain fully exercisable until the expiration or sooner termination of the option term.

                     G. The grant of options under this Article Two shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

                     H. The portion of any Incentive Option accelerated under this Section III in connection with a Corporate Transaction or Change in Control shall remain exercisable as an incentive stock option under the Federal tax laws only to the extent the dollar limitation of Section II of this Article Two is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a non-statutory option under the Federal tax laws.

         IV.         CANCELLATION AND REGRANT OF OPTIONS

                     The Plan Administrator shall have the authority to effect, at any time and from time to time, with the consent of the affected Optionees, the cancellation of any or all outstanding options under the Plan and to grant in substitution new options under the Plan covering the same or different numbers of shares of Common Stock but with an exercise price per share not less than (i) eighty-five percent (85%) of the Fair Market Value per share of Common Stock on the new grant date in the case of a Non-Statutory Option or (ii) one hundred percent (100%) of such Fair Market Value in the case of an Incentive Option.

         V.          STOCK APPRECIATION RIGHTS

                     A. Provided and only if the Plan Administrator determines in its discretion to implement the stock appreciation rights provisions of this
Section V, one or more Optionees may be granted the right, exercisable upon such terms and conditions as the Plan Administrator may establish, to surrender all or part of an unexercised option under this Article Two in exchange for a distribution from the Corporation in an amount equal to the excess of (i) the Fair



                                       14.

Market Value (on the option surrender date) of the number of shares in which the Optionee is at the time vested under the surrendered option (or surrendered portion thereof) over (ii) the aggregate exercise price payable for such shares.

                     B. No surrender of an option shall be effective hereunder unless it is approved by the Plan Administrator. If the surrender is so approved, then the distribution to which the Optionee shall accordingly become entitled under this Section V may be made in shares of Common Stock valued at Fair Market Value on the option surrender date, in cash, or partly in shares and partly in cash, as the Plan Administrator shall in its sole discretion deem appropriate.

                     C. If the surrender of an option is rejected by the Plan Administrator, then the Optionee shall retain whatever rights the Optionee had under the surrendered option (or surrendered portion thereof) on the option surrender date and may exercise such rights at any time prior to the later of
(i) five (5) business days after the receipt of the rejection notice or (ii) the last day on which the option is otherwise exercisable in accordance with the terms of the instrument evidencing such option, but in no event may such rights be exercised more than ten (10) years after the date of the option grant.

                     D. One or more officers of the Corporation may, in the Plan Administrator's sole discretion, be granted limited stock appreciation rights in tandem with their outstanding options under this Article Two. Upon the occurrence of a Hostile Take-Over after the Common Stock Registration Date, the officer shall have a thirty (30)-day period in which he or she may surrender any outstanding options with such a limited stock appreciation right, to the extent such option is at the time exercisable for fully vested shares of Common Stock. The officer shall in return be entitled to a cash distribution from the Corporation in an amount equal to the excess of (i) the Take-Over Price of the vested shares of Common Stock at the time subject to each surrendered option (or surrendered portion of such option) over (ii) the aggregate exercise price payable for such shares. The cash distribution shall be made within five (5) days following the date the option is surrendered to the Corporation, and neither the approval of the Plan Administrator nor the consent of the Board shall be required in connection with the option surrender and cash distribution. Any unsurrendered portion of the option shall continue to remain outstanding and become exercisable in accordance with the terms of the instrument evidencing such grant.

                     E. The shares of Common Stock subject to any option surrendered for an appreciation distribution pursuant to this Section V shall NOT be available for subsequent issuance under the Plan.



                                      15.

                                  ARTICLE THREE

                         AUTOMATIC OPTION GRANT PROGRAM

         I.          OPTION TERMS

                     A. Grant Dates. Option grants shall be made on the dates specified below:

                        1. Each individual serving as a non-employee Board member shall automatically be granted on the date such individual is first elected or appointed as a non-employee Board member a Non-Statutory Option to purchase 30,000 shares of Common Stock, provided that such individual has not previously been in the employ of the Corporation or any Parent or Subsidiary and has not previously received a stock option grant from the Corporation.

                        2. On the date of each Annual Stockholders Meeting held after the Common Stock Registration Date, each individual who is to continue to serve as an Eligible Director, whether or not that individual is standing for re-election to the Board at that particular Annual Stockholders Meeting, shall automatically be granted a Non-Statutory Option to purchase 10,000 shares of Common Stock, provided the initial 30,000-share option grant to such individual was made at least 3 years prior to the date of such meeting. There shall be no limit on the number of such 10,000-share option grants any one Eligible Director may receive over his or her period of Board service, and non-employee Board members who have previously been in the employ of the Corporation (or any Parent or Subsidiary) shall be eligible to receive one or more such annual option grants over their period of continued Board service.

                     B. Exercise Price.

                        1. The exercise price per share shall be equal to one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

                        2. The exercise price shall be payable in one or more of the alternative forms authorized under the Discretionary Option Grant Program. Except to the extent the sale and remittance procedure specified thereunder is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

                     C. Option Term. Each option shall have a term of ten (10) years measured from the option grant date.

                     D. Exercise of Options. The automatic option grants referred to in I.A.1 of this Article Three shall become exercisable (i) with respect to 10,000 shares, on the first anniversary of the automatic grant date and (ii) with respect to the remaining shares, in twenty-four (24) equal monthly installments over the next twenty-four (24) months of Board service measured from the first anniversary of the automatic grant date. Each annual 10,000-share



                                       16.

option grant shall become exercisable in twelve (12) equal monthly installments over the twelve (12) months of Board service measured from the automatic grant date.

                     E. Termination of Board Service. The following provisions shall govern the exercise of any options held by the Optionee at the time the Optionee ceases to serve as a Board member:

                           (i) The Optionee shall have a twelve (12)-month
                  period following the date of such cessation of Board service in which to exercise each such option.

                           (ii) During the twelve (12)-month exercise period,
                  the option may not be exercised in the aggregate for more than the number of shares of Common Stock for which the option is exercisable at the time of the Optionee's cessation of Board service.

                           (iii) In no event shall the option remain exercisable
                  after the expiration of the option term. Upon the expiration of the twelve (12)-month exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee's cessation of Board service for any reason other than death or Permanent Disability, terminate and cease to be outstanding to the extent the option is not otherwise at that time exercisable for shares.

         II.         CORPORATE TRANSACTION/CHANGE IN CONTROL/HOSTILE TAKE-OVER

                     A. In the event of any Corporate Transaction, the shares of Common Stock at the time subject to each outstanding option but not otherwise exercisable shall become exercisable in full so that each such option shall, immediately prior to the effective date of the Corporate Transaction, become fully exercisable for all of the shares of Common Stock at the time subject to such option and may be exercised for all or any portion of those shares of Common Stock. Immediately following the consummation of the Corporate Transaction, each automatic option grant shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof).

                     B. In connection with any Change in Control, the shares of Common Stock at the time subject to each outstanding option but not otherwise exercisable shall become exercisable in full so that each such option shall, immediately prior to the effective date of the Change in Control, become fully exercisable for all of the shares of Common Stock at the time subject to such option and may be exercised for all or any portion of those shares of Common Stock. Each such option shall remain exercisable for such option shares until the expiration or



                                       17.

sooner termination of the option term or the surrender of the option in connection with a Hostile Take-Over.

                     C. Upon the occurrence of a Hostile Take-Over, the Optionee shall have a thirty (30)-day period in which to surrender to the Corporation each of his or her outstanding automatic option grants. The Optionee shall in return be entitled to a cash distribution from the Corporation in an amount equal to the excess of (i) the Take-Over Price of the shares of Common Stock at the time subject to each surrendered option over (ii) the aggregate exercise price payable for such shares. Such cash distribution shall be paid within five
(5) days following the surrender of the option to the Corporation. No approval or consent of the Board or any Plan Administrator shall be required in connection with such option surrender and cash distribution.

                     D. Each option which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same.

                     E. The grant of options under the Automatic Option Grant Program shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

         III.        REMAINING TERMS

                     The remaining terms of each option granted under the Automatic Option Grant Program shall be the same as the terms in effect for option grants made under the Discretionary Option Grant Program.

                                  ARTICLE FOUR
                                  MISCELLANEOUS

         I.          LOANS OR INSTALLMENT PAYMENTS

                     A. The Plan Administrator may, in its discretion, assist any Optionee, to the extent such Optionee is an Employee (including an Optionee who is an officer of the Corporation), in the exercise of one or more options granted to such Optionee under the Discretionary Option Grant Program, including the satisfaction of any Federal, state and local income and employment tax obligations arising therefrom, by (i) authorizing the extension of a loan from the Corporation to such Optionee or (ii) permitting the Optionee to pay the exercise price for the purchased shares in installments over a period of years. The terms of any loan or installment method of payment (including the interest rate and terms of repayment) shall be upon



                                       18.

such terms as the Plan Administrator specifies in the applicable option agreement or otherwise deems appropriate under the circumstances. Loans or installment payments may be authorized with or without security or collateral. However, the maximum credit available to the Optionee may not exceed the exercise price of the acquired shares plus any Federal, state and local income and employment tax liability incurred by the Optionee in connection with the acquisition of such shares.

                     B. The Plan Administrator may, in its absolute discretion, determine that one or more loans extended under this financial assistance program shall be subject to forgiveness by the Corporation in whole or in part upon such terms and conditions as the Plan Administrator may deem appropriate.

         II.         TAX WITHHOLDING

                     The Corporation's obligation to deliver shares of Common Stock upon the exercise of stock options for such shares under the Plan shall be subject to the satisfaction of all applicable Federal, State and local income and employment tax withholding requirements.

                     The Plan Administrator may, in its discretion, provide any or all holders of non- statutory options under the Plan with the right to use shares of the Corporation's Common Stock in satisfaction of all or part of the Federal, state and local income and employment tax liabilities incurred by such holders in connection with the exercise of their options (the "Taxes"). Such right may be provided to any such holder in either or both of the following formats:

                     a. Stock Withholding: The holder of the non-statutory option may be provided with the election to have the Corporation withhold, from the shares of Common Stock otherwise issuable upon the exercise of such non-statutory option, a portion of those shares with an aggregate Fair Market Value equal to the percentage of the applicable Taxes (not to exceed one hundred percent (100%)) designated by the holder.

                     b. Stock Delivery: The Plan Administrator may, in its discretion, provide the holder of the non-statutory option with the election to deliver to the Corporation, at the time the non-statutory option is exercised, one or more shares of Common Stock previously acquired by such individual (other than in connection with the option exercise triggering the Taxes) with an aggregate Fair Market Value equal to the percentage of the Taxes incurred in connection with such option exercise (not to exceed one hundred percent (100%)) designated by the holder.



                                       19.

         III.        AMENDMENT OF THE PLAN AND AWARDS

                     A. The Board has complete and exclusive power and authority to amend or modify the Plan (or any component thereof) in any or all respects whatsoever. However, no such amendment or modification shall adversely affect rights and obligations with respect to options at the time outstanding under the Plan, unless the Optionee consents to such amendment. In addition, certain amendments may require stockholder approval pursuant to applicable laws or regulations.

                     B. (i) Options to purchase shares of Common Stock may be granted under the Discretionary Option Grant Program which are in excess of the number of shares then available for issuance under the Plan, provided any excess shares actually issued under the Discretionary Option Grant Program are held in escrow until stockholder approval is obtained for a sufficient increase in the number of shares available for issuance under the Plan. If such stockholder approval is not obtained within twelve (12) months after the date the first such excess option grants or excess share issuances are made, then (i) any unexercised excess options shall terminate and cease to be exercisable and (ii) the Corporation shall promptly refund the purchase price paid for any excess shares actually issued under the Plan and held in escrow, together with interest (at the applicable Short Term Federal Rate) for the period the shares were held in escrow.

         IV.         EFFECTIVE DATE AND TERM OF PLAN

                     A. This Plan shall become effective immediately upon adoption by the Board and stock options may be made under Articles Two and Three of the Plan from and after such Effective Date. However, no options granted under the Plan shall become exercisable unless and until the Plan is approved by the Corporation's stockholders within twelve (12) months after the Effective Date. Should such stockholder approval not be obtained, then all stock options made under this Plan shall terminate and cease to remain outstanding, and no further option grants shall be made under the Plan.

                     B. The Plan shall terminate upon the earliest of (i) April 30, 2006, (ii) the date on which all shares available for issuance under the Plan shall have been issued as shares or (iii) the termination of all outstanding options in connection with a Corporate Transaction. If the date of termination is determined under clause (i) above, then all option grants outstanding on such date shall thereafter continue to have force and effect in accordance with the provisions of the instruments evidencing such grants.

         V.          USE OF PROCEEDS

                     Any cash proceeds received by the Corporation from the sale of shares pursuant to option grants under the Plan shall be used for general corporate purposes.



                                       20.

         VI.         REGULATORY APPROVALS

                     The implementation of the Plan, the granting of any stock option or stock appreciation right under the Plan and the issuance of Common Stock upon the exercise of the stock options or stock appreciation rights granted hereunder shall be subject to the Corporation's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the stock options and stock appreciation rights granted under it and the Common Stock issued pursuant to it.

         VII.        NO EMPLOYMENT/SERVICE RIGHTS

                     Neither the action of the Corporation in establishing the Plan, nor any action taken by the Plan Administrator hereunder, nor any provision of the Plan shall be construed so as to grant any individual the right to remain in the Service of the Corporation (or any Parent or Subsidiary) for any period of specific duration, and the Corporation (or any Parent or Subsidiary retaining the services of such individual) may terminate such individual's Service at any time and for any reason, with or without cause.

         VIII.       MISCELLANEOUS PROVISIONS

                     A. Except to the extent otherwise expressly provided in the Plan, the right to acquire Common Stock or other assets under the Plan may not be assigned, encumbered or otherwise transferred by any Optionee.

                     B. The provisions of the Plan relating to the exercise of options shall be governed by the laws of the State of Texas without resort to that State's conflict-of-laws rules, as such laws are applied to contracts entered into and performed in such State.

                     C. The provisions of the Plan shall inure to the benefit of, and be binding upon, the Corporation and its successors or assigns, whether by Corporate Transaction or otherwise, and the Optionees, the legal representatives of their respective estates, their respective heirs or legatees and their permitted assignees.



                                       21.